                                                                   EXHIBIT 99(c)











                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                     SECURITY LAND AND DEVELOPMENT COMPANY
                              LIMITED PARTNERSHIP

                               DECEMBER 31, 1996

           Security Land and Development Company Limited Partnership

                               TABLE OF CONTENTS

                                                                          PAGE
INDEPENDENT AUDITORS' REPORT                                               3

FINANCIAL STATEMENTS

  BALANCE SHEET                                                            4

  STATEMENT OF OPERATIONS                                                  5

  STATEMENT OF CHANGES IN PARTNERS' CAPITAL                                6

  STATEMENT OF CASH FLOWS                                                  7

  NOTES TO FINANCIAL STATEMENTS                                            8

                           --------------------------
                           Reznick Fedder & Silverman
               Certified Public Accountants Business Consultants
                           A Professional Corporation

        4520 East-West Highway Suite 300. Bethesda, MD 20814-3319. (301)
                          652-9100. Fax (301) 652-1848



                         INDEPENDENT AUDITORS' REPORT





To the Partners
Security Land and Development Company Limited Partnership


         We have audited the accompanying balance sheet of Security Land and Development Company Limited Partnership as of December 31, 1996, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Land and Development Company Limited Partnership as of December 31, 1996, and the results of its operations, changes in partners' capital and cash flows for the year then ended in conformity with generally accepted accounting principles.




                                             /s/ REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
February 4, 1997

           Security Land and Development Company Limited Partnership

                                 BALANCE SHEET

                               December 31, 1996

Investment in real estate, net of
  accumulated depreciation                                           $49,644,320
Cash and cash equivalents                                                230,262
Restricted escrow                                                      8,215,088
Tenant accounts receivable                                             1,028,414
Prepaid expenses and other receivables                                   418,637
Accrued interest income                                                  125,691
Deferred charges, net of accumulated
         amortization of $1,148,415                                    1,480,312
                                                                     -----------
     Total Assets                                                    $61,142,724
                                                                     ===========

Note payable, net of discount                                        $46,626,589
Accounts payable and accrued expenses                                  1,608,792
Accrued interest payable                                                 475,116
Deferred rental income                                                 4,243,902
Deferred interest income                                                 500,000
                                                                     -----------
                                                                      53,454,399
Partners' capital                                                      7,688,325
                                                                     -----------
                                                                     $61,142,724
                                                                     ===========


                       See notes to financial statements

           Security Land and Development Company Limited Partnership

                            STATEMENT OF OPERATIONS

                          Year ended December 31, 1996

Revenue
  Rental income                                                      $11,748,346
  Interest income                                                      1,538,085
  Tenant reimbursements and other income                                  11,921
                                                                     -----------
        Total revenue                                                 13,298,352
                                                                     -----------

Administrative
  Management fees                                                        250,000
  Professional fees                                                       55,768
  Payroll expenses                                                       418,531
  Office expenses                                                         39,615
                                                                     -----------
                                                                         763,914
                                                                     -----------

Operating
  Janitorial                                                           1,020,180
  Maintenance contracts                                                   92,946
  Repairs and maintenance                                                281,576
  Maintenance supplies                                                   208,947
                                                                     -----------
                                                                       1,603,649
                                                                     -----------

Interest, taxes and insurance
  Interest                                                             3,723,996
  Real estate taxes                                                      595,213
  Insurance                                                               93,662
                                                                     -----------
                                                                       4,412,871

Depreciation and amortization
   Depreciation                                                        1,629,493
   Amortization                                                          394,837
                                                                     -----------
                                                                       2,024,330
                                                                     -----------
        Total expenses                                                 8,804,764
                                                                     -----------
        Net income                                                   $ 4,493,588
                                                                     ===========


                       See notes to financial statements

           Security Land and Development Company Limited Partnership

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                          Year ended December 31, 1996

                                                                                   Special
                                                     General          Limited      Limited
                                   Total             Partner          Partner      Partner
Balance, beginning            $3,303,399        $    697,652      $ (1,462,309)   $ 4,068,056
Net income                     4,493,588             181,540            43,139      4,268,909
Distributions                   (108,662)             (4,390)           (1,043)      (103,229)
                              ----------        ------------      ------------    -----------
Balance, ending               $7,688,325        $    874,802      $ (1,420,213)   $ 8,233,736
                              ==========        ============      ============    ===========













                       See notes to financial statements

           Security Land and Development Company Limited Partnership

                             STATEMENT OF CASH FLOW

                          Year ended December 31, 1996

Cash flows from operating activities
  Net income                                                       $  4,493,588
  Adjustments to reconcile net income to net
   cash provided by operating activities
    Depreciation                                                      1,629,493
    Amortization                                                        394,837
    Deferred rental income                                              480,719
    Amortization of debt discount                                       119,251
    Increase in tenant accounts receivable                              (15,528)
    Increase in prepaid expenses and other receivables                  (41,562)
    Increase in accrued interest income                                (125,691)
    Increase in accounts payable and accrued expenses -
     operating                                                           48,261
    Decrease in accrued interest payable                                (37,938)
    Decrease in deferred interest payable                              (359,988)
                                                                   ------------
         Net cash provided by operating activities                    6,585,442
                                                                   ------------

Cash flows from investing activities
  Withdrawals from restricted escrow                                 10,299,485
  Investment in real estate                                         (12,003,908)
                                                                   ------------
         Net cash used in investing activities                       (1,704,423)
                                                                   ------------

Cash flows from financing activities
  Payments on notes payable                                          (4,873,258)
  Distributions                                                        (108,662)
                                                                   ------------
         Net cash used for financing activities                      (4,981,920)
                                                                   ------------
         NET DECREASE IN CASH                                          (100,901)


Cash and cash equivalents, beginning                                    331,163
                                                                   ------------

Cash and cash equivalents, end                                     $    230,262
                                                                   ============

Cash paid for interest during the year, net of amount
 capitalized                                                       $  3,642,683
                                                                   ============

Significant non-cash investing activities:
  Accounts payable and accrued expenses of $1,314,637 have been capitalized to the real estate.

          Security Land and Development Company Limited Partnership

                        NOTES TO FINANCIAL STATEMENTS

                              December 31, 1996


NOTE  A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Security Land and Development Company Limited Partnership (the "partnership") was formed under the laws of the State of Maryland. The partnership was organized to own and operate, for investment purposes, the project (the "project") which consists of a building known as the Security West Building (the "building").

     The building is approximately 717,000 square foot, two-phase office building, consisting of a two-story office building and a connected six-story office tower, located at 1500 Woodlawn Drive, Woodlawn, Maryland. The building was purchased by the partnership in 1986 and is located on land which is approximately 34.3 acres, also owned by the partnership. The building has been occupied by the United States Social Security Administration's Office of Disability and International Operations (the "tenant") for approximately 23 years under leases between the United States of America, acting by and through the General Services Administration ("GSA"). Effective November 1, 1994, the partnership and GSA entered into a nine-year lease (the "lease") for the Building. The terms of the lease agreement call for substantial alterations to the building. The partnership has executed a contract in the original amount of approximately $24,000,000 to complete the alterations.

     The general partner of the partnership is 1500 Woodlawn Limited Partnership (the "general partner"), a Delaware limited partnership with an 80.8 percent general partner interest. Three limited partners ("limited partners"), own the remaining 19.2 percent limited partnership interest. The limited partners and the general partner are herein referred to as Class A partners.

     Regency Affiliates, Inc. (the "special limited partner") is a special limited partner with no stated voting interest in the partnership.

     Profits, losses and cash available for distribution to partners as defined by the partnership agreement, as amended, is allocated as follows:

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE A -   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
           POLICIES (Continued)

                                                   Before           After
                                                 11/1/2003        1013112003
         General partner                            4.04%            40.4%
         Special limited partner                   95.00             50.0
         Limited partners                           0.96              9.6
                                                  ------            -----
                                                  100.00%           100.0%
                                                  ======            =====

     Notwithstanding these allocation percentages, the partnership has made arrangements so that to the extent that 95% of cash available for distribution is less than $100,000, funds which would otherwise be used to pay management fees to TCG Management (see note F) up to the $100,000 will be made available for distribution. For financial reporting purposes, income or loss is allocated among the partners based upon their stated interests in cash available for distribution.

     Taxable gains recognized upon sale, exchange or liquidation of the partnership are allocated: first, to bring negative capital accounts to zero; second, to bring the capital accounts of the -Class A partners as a group equal to the capital account of the special limited partner; third, $1,000,000 to the Class A partners as a group; and then 50% to the Class A partners as a group and 50% to the special limited partner. Taxable losses recognized upon sale, exchange or liquidation of the partnership are generally allocated: first, to bring the capital account of the special limited partner to not less than zero and to bring the capital accounts of the Class A partners as a group to not less than a $1,000,000 deficit; second, in accordance with each partner's risk of loss, as called for by the partnership agreement; and third, in accordance with partnership interests.

     The terms of the partnership agreement call for the proceeds from liquidation, sale of any assets or refinancing to be used first in settlement of partnership liabilities and for the establishment of reserves (as deemed necessary by the general partner) and then to the partners in proportion to their positive capital account balances.

            Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING

                  POLICIES (Continued)

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


     REAL ESTATE

     Real estate is carried at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives by use of the straight-line method for financial reporting purposes.

     DEFERRED CHARGES

     Deferred charges consist of permanent loan closing costs which are being amortized over the term of the related note payable using the effective interest method.

     DEFERRED RENTAL INCOME

     Rents of $2,785,769 received upon signing the lease agreement are being amortized on a straight-line basis over the life of the lease. Rental income received for phases under construction is deferred until construction is complete and is then amortized over the remaining term of the lease.


     DEFERRED INTEREST INCOME

     Interest earned on the Project Account in excess of the estimated cost of alterations was deferred because such funds, if not expended, must be paid to the tenant (see note D). Deferred amounts are recognized as income when it is determined that the funds will be used for the cost of alterations.

           Security Land and Development Company Limited Partnership

                                December 31, 1996

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

     CASH AND CASH EQUIVALENTS

     For purposes of the statement of cash flow, cash and cash equivalents include the partnership's operating money market accounts, excluding restricted escrow held by the escrow agent (see note C).

     RESTRICTED ESCROW

     The partnership has a portfolio of investments in money market accounts, repurchase agreements, and debt securities, which are held in trust by Fleet National Bank (see note D). Management determines the appropriate classification of the debt securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. As of December 31, 1996, the company has classified all investments in debt securities as held-to-maturity. Held-to-maturity securities consist solely of debt securities which the company has the positive intent and ability to hold to maturity and are stated at amortized cost.

     INCOME TAXES

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

NOTE B - INVESTMENT IN REAL ESTATE

     Investment in real estate is carried at cost and consist of the following:

                                                   Estimated
                                                   Useful Life
                                                   -----------
         Land                                             -          $ 2,151,154
         Building                                   40 years          28,436,133
         Improvements - Building                    40 years          15,210,064
         Improvements - Tenant                       9 years           4,615,264
         Improvements - Land                        10 years           1,610,778
         Furniture and equipment                     7 years             810,752
         Construction in progress                         -            5,294,953
                                                                     -----------
                                                                      58,129,098

         Less accumulated depreciation                                 8,484,778
                                                                     -----------
                                                                     $49,644,320
                                                                     ===========

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE B - INVESTMENT IN REAL ESTATE (Continued)

     For income tax reporting purposes, depreciation has been computed in accordance with the Internal Revenue Code, generally using shorter lives and accelerated methods.


NOTE C - NOTE PAYABLE

     The partnership has a note payable to Fleet National Bank, as Trustee (Trustee), dated November 17, 1994. The note is in the principal amount of $56,450,000, and is effectively secured by substantially all the assets of the partnership and rights to future lease payments. In addition, the partnership has agreed to various covenants including those that require the partnership to conduct its affairs as a separate entity and prohibit it from selling all or substantially all of its assets; conducting business other than related to the project; conducting business other than arms length; commingling assets with other entities; acting as creditor or pledging its assets for the benefit of another entity; and incurring certain types of indebtedness.

     The debt proceeds were obtained by the trustee through the sale of Certificates of Participation (COPs) representing interests in a trust established pursuant to a trust agreement between the partnership and the Trustee. The net proceeds received from the sale of the COPs were used to repay the then existing debt of the partnership, to fund certain reserves, and to pay costs of issuance.

     The COPs were issued at a discount of $705,625 which is being amortized over the life of the note on the effective interest method. Unamortized discount at December 31, 1996 was $440,216. Amortized discount for the year ending December 31, 1996 was $1 19,251, and is included in interest expense on the accompanying statement of operations.

           Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE C - NOTE PAYABLE (Continued)

          The note requires semiannual payments of principal and interest in accordance with the terms of the COPs. Those terms require payments of interest at a rate of 7.9% and two principal payments per year (May 15 and November 15) aggregating to:

                       1997                   $ 5,265,850
                       1998                     5,690,068
                       1999                     6,148,461
                       2000                     6,643,763
                       2001                     7,179,009
                       Thereafter              16,139,654
                                              -----------
                       Total                   47,066,805
                       Less: Unamortized
                       Discount                   440,216
                                              -----------
                       Total                  $46,626,589
                                              ===========

Interest incurred during the year ending December 31, 1996 was $3,970,941 excluding discount amortization of $119,251. $366,196 of interest relating to construction has been capitalized to the cost improvements.

NOTE D - RESTRICTED ESCROW

The partnership is required to setup and maintain escrow accounts with Shawmut Bank, NA as the escrow agent. Amounts on deposit are classified as restricted escrow in the accompanying balance sheet. The required accounts and funded balance at December 31, 1996 are as follows:

                                             Description                       Amount
                                      --------------------------             -----------
        Project Account             To be used for alterations               $5,550,889
         Note Payment               To repay Certificates of
         Accounts                    Participation                              904,105
         Liquidity Account          To be used for debt liquidity               740,178
         Replacement                To be used for capital
          Reserve Account            improvements                               377,442
         Tax Account                To pay real estate taxes                    304,323
         Insurance Account          To pay insurance expense                     53,954
         Operations Account         To pay operating expenses                   107,767
         Partnership Account        To pay partnership distributions             94,234
         Supplemental retention     To be used as additional funds
          account                    to repay COPs                               82,196
                                                                             ----------
                                                                             $8,215,088
                                                                             ==========

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE D - RESTRICTED ESCROW (Continued)

          Restricted escrow is invested in money market funds of $2,952,413 and a repurchase agreement of $400,000, which approximate fair value. The remaining funds are invested in debt securities and at December 31, 1996 are as follows:


                                                   Held-to-Maturity
                                 ------------------------------------------------------
                                                     Gross         Gross
                                   Amortized        Unrealized    Unrealized     Fair
                                     Cost            Gains         Losses        Value
                                     ----            -----         ------        -----
        U.S. Government
        Debt Securities             $4,862,675       $620,165      $  --      $5,482,840



          The amortized cost and fair value of debt securities classified as held-to-maturity, by contractual maturity, as of December 31, 1996 are as follows:

                                             Amortized         Fair
                                                Cost           Value
                                            ----------      ----------
         Due within one year                $4,862,675      $5,482,840
                                            ==========      ==========

          Any amounts remaining in the project account after the alterations have been completed revert back to the tenant either in a lump sum payment or to be applied against rental income. (Accordingly, earnings on funds deposited in the project account in excess of the estimated cost of alterations have been deferred.) If any changes to the budgeted alterations require the use of the amounts earned, the income will be recognized at that time. Total earnings deferred at December 31, 1996, is $500,000.

          The partnership deposited with the escrow agent a letter of credit to satisfy the requirements for the Supplemental Disbursement Account. At December 31, 1996, $450,000 was outstanding.

           Security Land and Development Company Limited Partnership

                               December 31, 1996

NOTE E - RENTAL OPERATIONS

          On November 17, 1994, the partnership and the tenant entered into a lease agreement for 100% of the building with a term of nine years expiring on October 31, 2003. The lease agreement provides for minimum annual lease payments of $12,154,632 payable monthly in arrears, plus provisions for escalations in the event of increased operating costs and real estate taxes.

Future minimum rentals are as follows:

         December 31, 1997                  $12,154,632
                      1998                   12,154,632
                      1999                   12,154,632
                      2000                   12,154,632
                      2001                   12,154,632
                      Thereafter             22,283,492
                                            -----------
                                            $83,056,652
                                            ===========

          The partnership has received an opinion of Assistant General Council to the General Services Administration that lease payments are not subject to annual appropriation by the United States Congress and the obligations to make such payments are unconditional general obligations of the United States Government.

          The Lease requires the partnership to maintain and repair the building and land in accordance with specific standards, to maintain certain insurance coverages and to use amounts in the Project Account plus interest accrued to make certain alterations (the "Alterations").

          The partnership assigned its right to receive payments under the lease with GSA to the Escrow Agent. Payments received or distributions made by the Escrow Agent and transfers between individual accounts are governed by an escrow agreement for the ultimate benefit of the partnership.

           Security Land and Development Company Limited Partnership

                               December 31, 1996


NOTE F - CONCENTRATION OF CREDIT RISK

          The partnership maintains a cash account insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 1996 the balance was $229,262. The uninsured balance at December 31, 1996 was $129,262.

NOTE G - RELATED PARTY TRANSACTIONS

          JANITORIAL SERVICES

          The partnership entered into an agreement with Woodlawn Service Corporation, an affiliate of the general partner, to provide janitorial services for the building. The agreement provides for a fee for services provided and for a reimbursement for expenses incurred, not to exceed $1,905,770 per annum from which Woodlawn Service Corporation is to provide the cost of materials, salaries and other costs of providing such services. The agreement extends to the year 2003 with options to renew annually thereafter. Total janitorial fees for the year ending December31, 1996 were $1,020,180 with $114,646 remaining unpaid at year end.

          MANAGEMENT SERVICES

          The partnership entered into an agreement with TCG Management Corporation, an affiliate of the general partner, to provide management services. The agreement provides for a fee of $250,000 per annum. The agreement is for a term of one year with automatic renewals through the year 2003. Total management fees for the year ending December 31, 1996 were $250,000, with $20,833 remaining unpaid at year end.

          CONSTRUCTION MANAGEMENT SERVICES

          The partnership entered into an agreement with TCG Construction Corporation to provide construction management services relating to the building and tenant alterations. The agreement provides for a management construction fee of 10% of total costs incurred in connection with the alterations. In addition, TCG Construction shall receive 100% of any cost savings payments received by the partnership related to the alterations. The agreement is for a term of one year with automatic renewals through the year 2003. Total fees incurred at December 31, 1996 are $2,360,604 and have been capitalized to the cost of improvements.